Exhibit 107

Calculation of Filing Fee Table

S-3

(Form Type)

Pfizer Inc.

Pfizer Investment Enterprises Pte. Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title (4)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

	Debt	Debt Securities of Pfizer Inc.	Rule 456(b) and Rule 457(r)	(1) (2)	(1) (2)	(1) (2)	(3)	(3)

	Equity	Common Stock of Pfizer Inc., $0.05 par value	Rule 456(b) and Rule 457(r)	(1) (2)	(1) (2)	(1) (2)	(3)	(3)

	Equity	Preferred Stock of Pfizer Inc., without par value	Rule 456(b) and Rule 457(r)	(1) (2)	(1) (2)	(1) (2)	(3)	(3)

	Other	Warrants of Pfizer Inc.	Other (5)	(1) (2)	(1) (2)	(1) (2)	(3)	(3)

Fees to be Paid	Equity	Depositary Shares of Pfizer Inc.	Rule 456(b) and Rule 457(r)	(1) (2)	(1) (2)	(1) (2)	(3)	(3)

	Other	Purchase Contracts of Pfizer Inc.	Rule 456(b) and Rule 457(r)	(1) (2)	(1) (2)	(1) (2)	(3)	(3)

	Other	Purchase Units of Pfizer Inc.	Rule 456(b) and Rule 457(r)	(1) (2)	(1) (2)	(1) (2)	(3)	(3)

	Other	Guarantees of Pfizer Inc.	Other (6)	(1) (2)	(1) (2)	(1) (2)	(3)	(3)

	Debt	Debt Securities of Pfizer Investment Enterprises Pte. Ltd.	Rule 456(b) and Rule 457(r)	(1) (2)	(1) (2)	(1) (2)	(3)	(3)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)	Omitted pursuant to Form S-3 Instructions to the Calculation of Filing Fee Tables and Related Disclosure 2.A.iii.c
(2)

An indeterminate aggregate initial offering price, principal amount or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices or upon conversion, exchange or exercise of other securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(3)

In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the Registrants are deferring payment of all of the registration fee. Any subsequent registration fees will be paid on a pay-as-you-go basis. The Registrants will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(4)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(5)	Pursuant to Rule 457(g) under the Securities Act of 1933, as amended, no separate registration fee is required with respect to the warrants.
(6)	Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no additional registration fee is required with respect to the guarantees.